UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2023

SILVER STAR PROPERTIES REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-53912	26-3455189
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2909 Hillcroft, Suite 420, Houston, Texas		77057
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 467-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

Acquisition of Southern Star Self-Storage Investment Company

On April 6, 2023, the Executive Committee (the “Committee”) of the Board of Directors of Silver Star Properties REIT, Inc. (the “Company”) approved of the Equity Interest Purchase Agreement (the “Purchase Agreement”) to purchase all of the equity interests in Southern Star Self-Storage Investment Company, a Texas corporation, (“Southern Star”) for approximately $3,000,000 in cash and 301,659 restricted stock units of the Company’s Common Stock (the “Acquisition”). The Company expects to close the transaction within thirty days.

Southern Star is a privately held real estate company that specializes in the sponsorship and management of DST investments in self-storage properties. Established in 2019, the company currently operates a portfolio of nine properties, which together comprise 321,291 net rentable square feet (“NRSF”) spread across 2,526 units. Additionally, the company has two facilities, totaling 208,220 NRSF and 703 units, under contract that are expected to close by June 1, 2023. Most of the facilities also have parking for boats, RV’s and autos. The facilities generally contain both climate and non-climate-controlled units and are located predominantly in secondary and tertiary markets in Texas, Florida, North Carolina, and Colorado.

The Company expects to benefit from Southern Star’s experienced self-storage operating capabilities and investment prowess through its management team. Southern Star will use its expertise in developing assets with DSTs and operate as a "Sister" company alongside a subsidiary of the Company’s current operations.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Employment Agreement with Mr. Torok

In conjunction with the Acquisition, on April 6, 2023, Mark T. Torok executed a three-year employment agreement (the “Employment Agreement”) with the Company to serve as the Company’s Chief Executive Officer. Under the Employment Agreement, Mr. Torok will receive a base salary for the first annual period equal to $550,000 and thereafter any increase will be determined by the Executive Committee with input from the Company’s compensation consultant and 1,263,642 Performance Units, as further described below. The Employment Agreement may be terminated by us at any time and for any reason (or no reason), and with or without cause, provided if the agreement is terminated without cause, we are required to provide Mr. Torok with all accrued benefits and his base salary rate until the earlier of twelve months following the termination date or the end of the term of the Employment Agreement.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

Adoption of the 2023 Incentive Award Plan

On April 6, 2023, the Committee and Managing General Partner of Hartman XX Limited Partnership ("Operating Partnership") approved and adopted the Silver Star Properties REIT, Inc. and Hartman XX Limited Partnership 2023 Incentive Award Plan (the “Plan”) to promote the success and enhance the value of the Company by retaining personnel that have the knowledge vision and ability not only with the Company but also in the capital markets. The Plan recognizes that the entire Acquisition and the New Direction Plans, as defined below, were set up by the work and effort of the Chief Executive Officer and the Committee. The Plan further serves to incentivize and retain the Chief Executive Officer and the Committee, together, to execute the New Direction Plans and enable the Company and its shareholders to realize the value created by the New Direction Plans. Going forward, considering the Committee and the Chief Executive Officer, with their knowledge of the existing operations of the company, their working relationship with management and their vision along with management as to the manner in which the New Direction Plans should be carried out, it is essential that the Committee and the Chief Executive Officer be retained in a fashion and in the totality for the benefit of the shareholders and all constituents including management, creditors and others to be fulfilled to the fullest extent possible.

The Plan allows for grants of performance units (“Performance Units”) which are intended to constitute profits interests units in the Operating Partnership, of which the general partner is a wholly-owned subsidiary of the Company, convertible into Partnership Common Units of the Operating Partnership at the election of the participant which may be later exchanged for Common Stock of the Company based on a 1:1 ratio. The participant is also able to cause the redemption of the Performance Units, or the applicable Partnership Common Units received as a result of conversion, after three years from the Grant Date. The Plan includes a three-year vesting that is intended to ensure that the Committee and the Chief Executive Officer will stay in place and provide continued services to the Company.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which is attached as Exhibit 10.3 to this Form 8-K and is incorporated herein by reference.

Grants of Performance Units to Mr. Torok and the Executive Committee

On April 6, 2023, pursuant to the Plan, the Committee approved grants of founders’ Performance Units to retain and incentivize the following executive officers and members of the Committee in carrying out the New Direction Plans, as defined below: Mark T. Torok, the Company’s Chief Executive Officer (1,263,642 Performance Units), Gerald Haddock, member of the Committee, (1,053,035 Performance Units), Jack Tompkins, member of the Committee, (1,053,035 Performance Units), and James Still, member of the Committee, (1,053,035 Performance Units). Performance Units vest 1/3 of the grant per year, and the term of each Performance Unit is ten (10) years from the date of grant.

The foregoing description of the grants does not purport to be complete and is qualified in its entirety by reference to the Form of AO LTIP Unit Award Agreement, a copy of which is attached as Exhibit 10.4 to this Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 1.01 above is incorporated by reference into this Item 5.02.

Item 7.01. Regulation FD Disclosure.

On April 6, 2023, the Company issued a press release announcing the approval by the Committee of the New Direction Plans, as defined below, to pivot the company’s assets into the self-storage asset class, the acquisition of Southern Star Self-Storage Investment Company, and the three-year employment agreement with Mr. Torok and also operating changes for the Company, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information provided pursuant to this Item 7.01, including Exhibit 99.1 in Item 9.01, are “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings. The furnishing of the remarks is not intended to constitute a representation that such furnishing is required by Regulation FD or that the remarks include material investor information that is not otherwise publicly available. In addition, the Company does not assume any obligation to update such information in the future. The attached prepared remarks contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Item 8.01. Other Events.

Approval of the New Direction Plans

On April 6, 2023, the Committee, after receiving support from certain major shareholders, announced that it has completed its review and approval the plan, developed by Mark T. Torok and the Committee, to reposition the Company’s assets into the self-storage asset class to maximize shareholder value (the “New Direction Plans”). With this plan, the Company will shift our predominantly out of favor office assets into the stable, recession-resilient, and growing self-storage real estate asset class.

Item 9.01. Financial Statements and Exhibits.

(a) Exhibits

Exhibit Number	Exhibit Description
10.1	Equity Interest Purchase Agreement
10.2	Employment Agreement M. Torok
10.3	Silver Star Properties REIT, Inc. and Hartman XX Limited Partnership 2023 Incentive Award Plan
10.4	Form of AO LTIP Unit Award Agreement
99.1	Press Release of Silver Star Properties REIT, Inc. dated April 6, 2023
Forward-Looking Statements
This report contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this report, other than statements of historical fact, are "forward-looking statements" for purposes of these provisions, including statements regarding the Company's plans to acquire the equity interests of Southern Star, the timing of the closing and the expected results of the New Direction Plans. These statements involve risks and uncertainties that could cause actual results to differ materially depending on a variety of important factors, and there can be no assurance that the Company will be able to consummate the acquisition on the terms described or at all. Factors that might cause or contribute to such differences include, but are not limited to, the failure of the Company and Southern Star to satisfy the closing condition and the risk factors detailed in the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q that the Company files with the Securities Exchange Commission (“SEC”) from time to time. The Company's SEC filings are available from the Company and are also available at the SEC's website at http://www.sec.gov. In addition, factors that the Company is not currently aware of could harm the Company's future operating results. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to make any revisions to the forward-looking statements or to reflect events or circumstances after the date of this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SILVER STAR PROPERTIES REIT, INC.
(Registrant)
Date: April 10, 2023	By:	/s/ Michael Racusin
Michael Racusin
General Counsel and Corporate Secretary